Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-118845 and 333-129231) of Blue Ridge Real Estate Company (“Blue Ridge”) and Big Boulder Corporation (“Big Boulder”), of our reports, dated January 28, 2009, with respect to the combined financial statements of Blue Ridge and Big Boulder and the related financial statement schedule, which reports appear in the October 31, 2008 annual report on Form 10-K of Blue Ridge and Big Boulder.

/s/ Parente Randolph, LLC

Wilkes-Barre, Pennsylvania

January 28, 2009